Exhibit 99.1


            WellPoint Reports 2003 First Quarter Earnings
                     of $1.29 Per Diluted Share;
    Earnings per Diluted Share Increased 33 Percent Year Over Year


    THOUSAND OAKS, Calif.--(BUSINESS WIRE)--April 23, 2003--WellPoint Health Networks Inc. (NYSE:WLP) today announced that net income for the quarter ended March 31, 2003 was $193.1 million, or $1.29 per diluted share. Net income for the first quarter of 2002 was $141.1 million, or $0.97 per diluted share.
    Medical membership was 13.5 million at March 31, 2003, compared with 12.9 million at the end of the first quarter of 2002. The increase in membership was primarily due to continued growth in the Company's California, Georgia and Missouri markets.
    In California, medical membership growth was driven by strong performance in the Company's large group business, which added more than 375,000 new members, or an increase of 8.5 percent for the twelve months ended March 31, 2003. The individual and small group business added more than 76,000 new members since March 31, 2002, for a growth rate of 4.8 percent. In Georgia, membership growth was strong in both the large group and individual and small group businesses -- large group grew by approximately 69,000 members, or 4.4 percent, and individual and small group grew by almost 84,000 members, or 23.0 percent, since March 31, 2002. In Missouri, membership growth was especially strong in the first quarter of 2003 -- the Company added approximately 73,000 new members in the three months ended March 31, 2003.
    Specialty membership was 49.2 million at March 31, 2003, compared with 40.1 million at the end of the first quarter of 2002. The increase in specialty membership was due primarily to growth in the pharmacy benefit management, behavioral health and life insurance businesses.
    "WellPoint's excellent results reflect our continued focus on a rigorous business process," said Leonard D. Schaeffer, WellPoint's chairman and chief executive officer. "We offer our customers innovative products that deliver choice and flexibility, excellent service and growing multi-state account capability."
    "Our outstanding performance for the quarter was driven by strong enrollment growth, our ability to control administrative costs and share repurchases during the quarter," said David C. Colby, WellPoint's chief financial officer. "As a result, we are raising our earnings guidance for 2003 from $5.10 to $5.50 per diluted share."
    During the quarter, days in medical claims payable decreased by
2.5 days from December 31, 2002 to 60.7 days primarily due to timing of pharmacy benefit management claim payments, a decrease in claims inventory from year-end 2002, and certain provider payments in the Company's California HMO. "Medical claims payable at March 31, 2003 increased by $86.3 million from December 31, 2002 and continue to be estimated based on a consistent application of WellPoint's reserving methodology," Colby added.
    WellPoint generated operating cash flow of $313.6 million during the first quarter of 2003. Due to this strong cash flow generated during the quarter, the Company repurchased $192.4 million, or 2.9 million shares, of its Common Stock in the quarter. These repurchases added $0.01 per share to the Company's earnings per diluted share for the quarter. As of March 31, 2003, the Company had 7.2 million shares remaining in its share repurchase program.
    The Company's investment income for the quarter ended March 31, 2003 included net realized gains on investment securities of $6.2 million on a pre-tax basis, or $3.7 million ($0.02 per diluted share) on an after-tax basis. The Company's investment income for the quarter ended March 31, 2002 included net realized losses on investment securities of $1.1 million on a pre-tax basis, or $0.7 million on an after-tax basis (which had no impact on earnings per diluted share for such period).
    A conference call to discuss WellPoint's earnings for the quarter ended March 31, 2003 is scheduled to begin at approximately 11:00 a.m. Eastern time on Thursday, April 24, 2003. The conference call can be accessed by dialing (888) 285-8004 and referencing "WellPoint's Earnings Call" approximately 10 minutes prior to the start of the call. (International callers should call (706) 643-1656.) Investors, analysts and the general public are invited to listen to the conference call free over the Internet by visiting the Company's website at www.wellpoint.com and clicking first on "Investor Info" and then on "Upcoming Events." Certain financial and other information to be discussed on the conference call, including information required to be presented with respect to non-GAAP financial measures as defined in the SEC rules, will be available at least 10 minutes prior to the start of the call on the Company's website by clicking first on "Investor Info" and then on "Supplementary Financial Info."
    WellPoint Health Networks Inc. serves the health care needs of more than 13 million medical members and over 49 million specialty members nationwide through Blue Cross of California, Blue Cross Blue Shield of Georgia, Blue Cross Blue Shield of Missouri, HealthLink and UNICARE. WellPoint offers a broad spectrum of quality network-based health products, including open access PPO, POS and hybrid products, HMO and specialty products. Specialty products include pharmacy benefit management, dental, medical management, vision, behavioral health, life and disability insurance, long term care insurance, flexible spending accounts, COBRA administration and Medicare supplements. Additional information regarding WellPoint may be found on the web at www.wellpoint.com. Blue Cross of California, Blue Cross Blue Shield of Georgia and Blue Cross Blue Shield of Missouri are independent licensees of the Blue Cross and Blue Shield Association.

    Cautionary Statement: Certain statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results could differ materially due to, among other things, operational and other difficulties associated with integrating acquired businesses, general business conditions, competition among managed care companies, rising health care costs, trends in medical care ratios, health care reform and other regulatory issues. Additional risk factors are listed from time to time in WellPoint's various reports filed with the SEC, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2002.


WELLPOINT
Medical Membership (a)(b)(c)(d)

                       March 31,        Percent  Increase/   Dec. 31,
                    2003     2002(e)    Change  (Decrease)     2002
                ----------- ----------- ------- ---------- -----------
California
 Large Group     4,812,710   4,437,222     8.5%   375,488   4,716,908
 Individual and
  Small Group    1,653,001   1,576,809     4.8%    76,192   1,617,776
 Senior            246,605     232,470     6.1%    14,135     244,790
 Total
  California     6,712,316   6,246,501     7.5%   465,815   6,579,474
                ----------- -----------         ---------- -----------
Georgia
 Large Group     1,646,197   1,577,508     4.4%    68,689   1,605,687
 Individual and
  Small Group      449,054     365,294    22.9%    83,760     425,953
 Senior             69,191      70,872    -2.4%    (1,681)     69,250
 Total
  Georgia        2,164,442   2,013,674     7.5%   150,768   2,100,890
               ----------- -----------         ---------- -----------
Central Region (f)
Missouri
 Large Group     1,197,082   1,143,721     4.7%    53,361   1,130,078
 Individual and
  Small Group      235,779     228,464     3.2%     7,315     229,365
 Senior             41,726      43,585    -4.3%    (1,859)     42,256
 Total
  Missouri       1,474,587   1,415,770     4.2%    58,817   1,401,699
                ----------- -----------         ---------- -----------
Illinois
 Large Group       574,366     756,805   -24.1%  (182,439)    605,872
 Individual and
  Small Group      113,759     123,530    -7.9%    (9,771)    120,114
 Senior             12,497      12,653    -1.2%      (156)     12,499
 Total
  Illinois         700,622     892,988   -21.5%  (192,366)    738,485
                ----------- -----------         ---------- -----------
Texas
 Large Group       323,503     340,581    -5.0%   (17,078)    368,327
 Individual and
  Small Group      187,456     188,905    -0.8%    (1,449)    188,874
 Senior              1,260         511   146.6%       749         520
 Total Texas       512,219     529,997    -3.4%   (17,778)    557,721
                ----------- -----------         ---------- -----------
Other States
 Large Group     1,763,314   1,642,564     7.4%   120,750   1,724,217
 Individual and
  Small Group       98,814      92,230     7.1%     6,584      96,733
 Senior             24,917      20,823    19.7%     4,094      24,120
 Total Other
  States         1,887,045   1,755,617     7.5%   131,428   1,845,070
                ----------- -----------         ---------- -----------
Total Medical
 Membership     13,451,231  12,854,547     4.6%   596,684  13,223,339
                =========== ===========         ========== ===========
ASO Membership (g)
 California      1,580,422   1,454,017     8.7%   126,405   1,518,832
 Georgia           865,441     894,569    -3.3%   (29,128)    866,143
 Central Region  2,709,712   2,805,355    -3.4%   (95,643)  2,664,896
Total ASO
 Membership      5,155,575   5,153,941     0.0%     1,634   5,049,871
                ----------- -----------         ---------- -----------
Risk Membership
 California      5,131,894   4,792,484     7.1%   339,410   5,060,642
 Georgia         1,299,001   1,119,105    16.1%   179,896   1,234,747
 Central Region  1,864,761   1,789,017     4.2%    75,744   1,878,079
Total Risk
 Membership      8,295,656   7,700,606     7.7%   595,050   8,173,468
                ----------- -----------         ---------- -----------
Total Medical
 Membership     13,451,231  12,854,547     4.6%   596,684  13,223,339
                =========== ===========         ========== ===========


State-Sponsored Programs (h)

                       March 31,        Percent  Increase/   Dec. 31,
                    2003     2002       Change  (Decrease)     2002
                ----------- ----------- ------- ---------- -----------
Medi-Cal/Medicaid
 California        835,273     755,979    10.5%    79,294     836,065
 Virginia           41,893      36,841    13.7%     5,052      38,552
 Puerto Rico       274,723     212,476    29.3%    62,247     288,151
 Other              80,776      62,088    30.1%    18,688      69,719
                ----------- -----------         ---------- -----------
Total            1,232,665   1,067,384    15.5%   165,281   1,232,487

Healthy Families   264,102     215,159    22.7%    48,943     255,211

MRMIP / AIM / IHRP  18,190      17,509     3.9%       681      17,833

California Kids     19,114      19,908    -4.0%      (794)     18,567
                ----------- -----------         ---------- -----------

Total            1,534,071   1,319,960    16.2%   214,111  1,524,098
                =========== ===========         ========== ===========

(a) Membership numbers are approximate and include some estimates based upon the number of contracts at the relevant date and an actuarial estimate of the number of members represented by the contract.

(b) Classification between states for employer groups is determined by the zip code of the subscriber.

(c) Medical membership includes management services and network services members, which are primarily included in the Large Group for each respective state.

(d) Senior membership includes members covered under both Medicare risk and Medicare supplement products.

(e) Medical membership numbers as of March 31, 2002 as previously reported by the Company have been revised to exclude 164,493 behavioral health members, 9,345 flexible spending account members and 3,205 dental members associated with the RightCHOICE acquisition. The revised membership numbers also reflect a reduction of 12,607 behavioral health members from two Company-owned rental networks. All of these members were previously reported as medical members.

(f) Central Region - Large Group membership includes network access services members, primarily from HealthLink, of 1,427,476, 1,430,910 and 1,469,769 as of March 31, 2003, March 31, 2002 and
December 31, 2002, respectively.

(g) ASO membership represents members for which the Company provides administrative services only and does not assume full insurance risk.

(h) Medi-Cal membership is included in California - Large Group. Medicaid membership for Virginia, Puerto Rico and Other are included in Other States - Large Group. Healthy Families, MRMIP (Major Risk Medical Insurance Program) /AIM (Access for Infants and Mothers) / IHRP(Interim High Risk Program) and California Kids membership is included in California - Large Group.


Specialty Membership

                    March 31,         Percent    Increase/   Dec. 31,
               2003        2002       Change    (Decrease)     2002
           ----------- -----------    -------   ---------- -----------

Pharmacy   35,998,130   27,904,746      29.0%   8,093,384  34,983,224
Dental      2,655,528    2,712,116 (a)  -2.1%     (56,588)  2,704,535
Life        2,732,911    2,317,633      17.9%     415,279   2,579,487
Disability    511,002      526,430      -2.9%     (15,428)    513,520
Behavioral
 Health     7,307,468    6,677,986 (a)   9.4%     629,482   7,315,491

(a) Specialty membership numbers as of March 31, 2002 as previously reported by the Company have been revised to include 164,493 behavioral health members and 3,205 dental members associated with the RightCHOICE acquisition. The revised membership numbers also reflect an addition of 12,607 behavioral health members from two Company-owned rental networks. All of these members were previously reported as medical members.


                               WELLPOINT
                    Consolidated Income Statements
                              (Unaudited)
=====================================================================

(In thousands, except earnings per share)      Quarter Ended March 31,
                                             ------------------------
                                                 2003         2002
                                             ----------- ------------
Revenues:
        Premium revenue                      $4,548,305   $3,698,659
        Management services and other
         revenue                                226,171      184,437
        Investment income                        66,315       59,914
                                             ----------- ------------
                                              4,840,791    3,943,010
Operating Expenses:
        Health care services and other
         benefits                             3,717,500    2,982,604
        Selling expense                         191,997      155,725
        General and administrative expense      589,669      542,089
                                             ----------- ------------
                                              4,499,166    3,680,418
                                             ----------- ------------

Operating Income                                341,625      262,592
        Interest expense                         12,774       16,485
        Other expense, net                        7,004       10,923
                                             ----------- ------------

Income before Provision for Income Taxes        321,847      235,184
        Provision for income taxes              128,794       94,084
                                             ----------- ------------
Net Income                                     $193,053     $141,100
                                             =========== ============

Earnings Per Share                                $1.33        $1.01
                                             =========== ============
Earnings Per Share Assuming Full Dilution         $1.29        $0.97
                                             =========== ============

Weighted Average Number of  Shares
 Outstanding                                    145,613      139,089
                                             =========== ============

Weighted Average Number of  Shares
 Outstanding Including Common Stock
 Equivalents                                    149,171      145,856
                                             =========== ============

Note: Results of operations for the quarter ended March 31, 2003 included three months of RightCHOICE premium revenue of $335.2 million, management services and other revenue of $41.7 million, investment income of $8.7 million, health care services and other benefits expense of $262.7 million, selling expense of $13.9 million, general and administrative expense of $59.4 million, interest expense of $4.6 million, other expense of $2.4 million and net income of $26.6 million. Results of operations for the quarter ended March 31, 2002 included two months of RightCHOICE premium revenue of $199.6 million, management services and other revenue of $22.8 million, investment income of $2.7 million, health care services and other benefits expense of $159.0 million, selling expense of $8.8 million, general and administrative expense of $38.4 million, interest expense of $3.3 million, other expense of $1.5 million and net income of $8.3 million.


                               WELLPOINT
                 Condensed Consolidated Balance Sheets
=====================================================================

(In thousands)                                March 31,    Dec. 31,
                                                 2003      2002 (a)
                                            ------------ ------------
                                             (Unaudited)
ASSETS
Current Assets:
 Cash and Investments                      $7,124,462   $6,638,503
 Receivables, net                           1,294,028    1,223,232
 Other current assets                         550,635      518,956
                                          ------------ ------------
    Total Current Assets                    8,969,125    8,380,691
Property and equipment, net                   348,264      346,351
Goodwill and intangible assets, net         2,421,639    2,429,232
Long-term investments, at market value        136,890      134,274
Other non-current assets                      177,592      180,083
                                          ------------ ------------
     Total Assets                         $12,053,510  $11,470,631
                                          ============ ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Medical claims payable                   $2,508,672   $2,422,331
  Reserves for future policy benefits          73,057       68,907
  Unearned premiums                           503,413      495,508
  Accounts payable and accrued expenses     1,103,588    1,144,662
  Experience rated and other refunds          247,665      251,743
  Income taxes payable                        263,860      140,881
  Security trades pending payable             503,869      428,851
  Other current liabilities                   925,264      798,966
                                          ------------ ------------
     Total Current Liabilities              6,129,388    5,751,849
  Reserves for future policy benefits,
   non-current                                222,169      214,328
  Long-term debt                            1,163,565    1,011,578
  Other non-current Liabilities               519,822      516,179
                                          ------------ ------------
     Total Liabilities                      8,034,944    7,493,934

     Total Stockholders' Equity             4,018,566    3,976,697
                                           ------------ ------------
     Total Liabilities and Stockholders'
      Equity                              $12,053,510  $11,470,631
                                          ============ ============

Days in Medical Claims Payable (b)

                             2003                 2002
                             ----- ----------------------------------
                             March   December September 30   June 30
                               31       31
                             ----- -------- ------------ ------------
                             60.7      63.2       62.8         64.1

(a) Certain amounts for the year ended December 31, 2002 have been reclassified to conform to the current period presentation.

(b) Days in medical claims payable is a calculation of medical claims payable at the end of the period divided by average health care services and other benefits expense per calendar day for such period.


    CONTACT: WellPoint Health Networks Inc., Thousand Oaks, Calif.
             Investor Contact: John Cygul, 805/557-6789
             Media Contact: Ken Ferber, 805/557-6794